_____________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934 (the "Act")

February 10, 2004

(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25136 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

200, 630 – 4th Avenue S.W.

Calgary, Alberta, Canada T2P 0J9

(Address of principal executive offices)

Telephone Number (403) 777-9250

(Registrant's telephone number, including area code)

(Former name or address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

c)

Exhibits:

99.1.

Press release dated February 10, 2004.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 10, 2004

GEOGLOBAL RESOURCES INC.

(Registrant)

/s/ Allan J.Kent

Allan J. Kent

Chief Financial Officer

EXHIBIT

Press release dated February 10, 2004

GEOGLOBAL ANNOUNCES SIGNING OF

TWO ONSHORE EXPLORATION BLOCKS IN INDIA

February 10, 2004

Calgary, Alberta, Canada

GeoGlobal Resources Inc. (“GEOG” on the OTCBB) announced today the signing, along with its joint venture partners, of the Production Sharing Contracts on two previously announced onshore Exploration Blocks in the Cambay Basin, located in the province of Gujarat in Northwest India.   The signing, which was held at a ceremony in New Delhi, India on February 6, was part of the signing of 20 new exploration blocks which were awarded by the Government of India under the fourth round of the New Exploration Licensing Policy ("NELP-IV").

The Production Sharing Contracts each provide for work commitments to be performed over three phases over an exploration period of a total of six years with specified 3D seismic and exploration drilling activities to be conducted during those work commitment periods.  The Company will be required to fund its proportionate share of costs incurred in these activities.  The Company's share of these costs is estimated to total approximately US$2.5 million for both blocks over the 6 years.

Exploration block CB-ONN-2002/2, also referred to as Blocks 9A and 9B under NELP-IV, covers an area of approximately 125 square kilometers (sq. km) onshore in the Cambay Basin.  The Company holds a 10% participating interest ("PI"), Gujarat State Petroleum Corporation Limited (“GSPC”) holds a 60% PI, and Jubilant Enpro Pvt Ltd., (“Enpro”) who is the operator, holds the remaining 30% PI.

The work commitment for this exploration block is to acquire 75 sq. km of 3D seismic and drill a total of 11 exploration wells to various depths between 1000 and 2200 meters.

Exploration block CB-ONN-2002/3, which is also referred to as Blocks 10A and 10B under NELP-IV, covers an area of approximately 285 sq. km. onshore in the Cambay Basin.  The Company holds a 10% PI.  GSPC is the operator and holds a 55% PI, with the remainder held by Enpro and Prize Petroleum Company Limited.

The work commitment for this exploration block is to acquire 120 sq. km of 3D seismic and drill a total of 17 exploration wells to various depths between 1500 and 3000 meters.

Cautionary Statement to Investors

This Press Release contains statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the exploration activities intended to be conducted  and outcome of those oil and gas exploration, development and drilling activities on the exploration block in which the Company owns an interest off the east coast of India and the two additional exploration blocks recently awarded in the Cambay Basin, and including the estimated cost and timing of those exploration activities and the extent of activities to be conducted. Investors are cautioned that any such forward-looking statements are not guarantees of the success of the Company's oil and gas exploration, development and drilling activities and involve risks and uncertainties. The Company's actual results may differ materially from those projected in the forward looking statements. There are numerous risks and uncertainties involved in the Company's acquisition of unproved minority interests in the exploration areas, including the possibilities that no discoveries of hydrocarbons are made on the exploration blocks or, if discovered, that such discoveries are not determined to be commercially productive. The blocks are a highly speculative exploration opportunities and pursuing the development of the exploration blocks will involve material risks to the Company.  The Company will be required to fund its share of the costs incurred during the work commitment phase under the Production Sharing Contracts relating to the exploration blocks in the Cambay Basin and there can be no assurance that such funds will be available to the Company in the amounts and when required.  Additional risks and uncertainties arise out of seeking to do business overseas in India where political and other world events may disrupt the Company's plans and intentions.  There can be no assurance that the Company's oil and gas exploration and production activities will be commercially successful or result in material revenues to the Company.  Additional important risk factors are described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB. The filings may be viewed at http://www.sec.gov. and www.sedar.com.

For further information contact:

Allan J. Kent, Executive VP and CFO

Brent Peters, Director

phone: 403-777-9250

phone: 416-628-5901

fax: 403-777-9199

email: info@geoglobal.com